Exhibit 99.1

Hyperscale Data Provides 2026 Revenue Guidance of $180 Million to $200 Million as Artificial Intelligence Infrastructure Scale-Up Continues and Higher Margin Platforms Expand

Record Revenue Anticipated to Increase Approximately 80%-100% Year-Over-Year; Hyperscale Data Is Targeting Profitability in Fourth Quarter of 2026 as Operating Results Improve

LAS VEGAS--(PR NEWSWIRE) – March 11, 2026 – Hyperscale Data, Inc. (NYSE American: GPUS), an artificial intelligence (“AI”) data center company anchored by Bitcoin (“Hyperscale Data” or the “Company”), today announced guidance of its revenue in fiscal year 2026, which is anticipated to set a record in the range of $180 million to $200 million. This increase represents anticipated year-over-year growth of approximately 80% to 100% compared to preliminary 2025 revenue of approximately $100 million.

The Company notes that preliminary 2025 revenue reflects only a partial-year contribution from Gresham Worldwide, Inc., soon to be merged with another subsidiary of the Company called Ballista Group, Inc. (collectively, “Ballista”). Ballista was reconsolidated with the Company following its emergence from bankruptcy proceedings in the fourth quarter of 2025. 2026 is expected to include a full year of consolidated contribution from Ballista, which management believes will contribute approximately $40 million compared to the anticipated $3.2 million in the fourth quarter of 2025.

Management believes the projected revenue increase also reflects expanding activity across its diversified operating platforms, including AI infrastructure, software offerings, blockchain infrastructure, finance operations and digital ecosystems, as prior capital investments begin contributing more significantly to revenue generation. In total, management anticipates that these new initiatives will generate between $24 million and $44 million in revenue in 2026.

Additionally, Hyperscale Data, through its licensed lending subsidiary Ault Lending, LLC (“Ault Lending”), has increased its activity in its lending and trading practices, which are currently expected to add between $20 million and $30 million in revenue in 2026, of which approximately $10 million is expected to be recognized during the current quarter ending March 31, 2026; Ault Lending has historically been one of the Company’s more profitable, albeit volatile, segments. Management believes this diversified structure provides multiple revenue drivers while enabling disciplined capital allocation across platforms.

“We believe 2026 represents an important year for Hyperscale Data,” said Milton “Todd” Ault III, Executive Chairman of Hyperscale Data. “The growth we are projecting reflects expected organic expansion across our AI infrastructure and digital platform operations as well as an anticipated full year of contribution from Ballista, which we recently reconsolidated after it successfully completed a financial restructuring and emerged stronger and more stable from Chapter 11 bankruptcy proceedings. Over the past several years, we have invested significant capital into infrastructure, software platforms and digital ecosystems, and we believe those investments are ready to begin generating and scaling revenue while improving operating efficiency.”

Mr. Ault continued, “While our initial revenue guidance is based upon known and reasonably calculated projections for several of our newer initiatives, we believe that the Company could potentially exceed this projected range. We intend to track pipeline activity, infrastructure deployment schedules and subsidiary performance trends, and as visibility improves, to provide a mid-year update. We are also targeting achieving profitability in the fourth quarter of 2026, as we believe revenue from higher margin platforms will increase, allowing us to utilize gains and operating leverage, with the objective of building on that progress into 2027.”

Will Horne, Chief Executive Officer of Hyperscale Data, added, “Over the past several years, we have invested in building scalable digital platforms to go along with our existing durable infrastructure assets. As AI compute demand increases and higher-margin business lines expand, we believe Hyperscale Data is entering a new phase where revenue growth and margin improvement can both increase.”

The Company expects 2026 performance to benefit from an evolving revenue mix, including increased contribution from software platforms, blockchain infrastructure and digital ecosystem initiatives. Management believes these segments generally could generate higher margins than its legacy infrastructure-heavy revenue streams.

In addition, significant capital expenditures for high-performance computing (“HPC”) infrastructure, AI data centers, Bitcoin mining operations and digital platform development were incurred in prior years, and are anticipated to continue throughout 2026. As utilization rates increase and revenue scales, management believes fixed-cost absorption may improve consolidated margin performance and support operating leverage over time.

Hyperscale Data continues to advance its AI infrastructure roadmap, including its Michigan AI data center initiative and broader HPC strategy. The Company believes demand for AI compute, large language model training, inference workloads and enterprise hosting solutions continues to expand globally and expects AI-related services to become an increasingly important contributor to both revenue growth and margin improvement.

For more information on Hyperscale Data and its subsidiaries, Hyperscale Data recommends that stockholders, investors and any other interested parties read Hyperscale Data’s public filings and press releases available under the Investor Relations section at hyperscaledata.com or available at www.sec.gov.

About Hyperscale Data, Inc.

Through its wholly owned subsidiary Sentinum, Inc., Hyperscale Data owns and operates a data center at which it mines digital assets and offers colocation and hosting services for the emerging AI ecosystems and other industries. Hyperscale Data’s other wholly owned subsidiary, Ault Capital Group, Inc. (“ACG”), is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact.

Hyperscale Data currently expects the divestiture of ACG (the “Divestiture”) to occur in the first quarter of 2027. Upon the occurrence of the Divestiture, the Company would be an owner and operator of data centers to support HPC services, as well as a holder of the digital assets. Until the Divestiture occurs, the Company will continue to provide, through ACG and its wholly and majority-owned subsidiaries and strategic investments, mission-critical products that support a diverse range of industries, including an AI software platform, social gaming platform, equipment rental services, defense/aerospace, industrial, automotive, medical/biopharma and hotel operations. In addition, ACG is actively engaged in private credit and structured finance through a licensed lending subsidiary. Hyperscale Data’s headquarters are located at 11411 Southern Highlands Parkway, Suite 190, Las Vegas, NV 89141.

On December 23, 2024, the Company issued one million (1,000,000) shares of a newly designated Series F Exchangeable Preferred Stock (the “Series F Preferred Stock”) to all common stockholders and holders of the Series C Preferred Stock on an as-converted basis. The Divestiture will occur through the voluntary exchange of the Series F Preferred Stock for shares of Class A Common Stock and Class B Common Stock of ACG (collectively, the “ACG Shares”). The Company reminds its stockholders that only those holders of the Series F Preferred Stock who agree to surrender such shares, and do not properly withdraw such surrender, in the exchange offer through which the Divestiture will occur, will be entitled to receive the ACG Shares and consequently be shareholders of ACG upon the occurrence of the Divestiture.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties.

Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at hyperscaledata.com.

Hyperscale Data Investor Contact:

IR@hyperscaledata.com or 1-888-753-2235